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                                   EXHIBIT 99D

              Report of Rudolph, Palitz LLP, dated January 31, 1997







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                        Report of Independent Accountants


Rudolph, Palitz LLP
CERTIFIED PUBLIC ACCOUNTANTS

620 W. GERMANTOWN PIKE
PLYMOUTH MEETING, PA  19462



Board of Directors and Shareholders
Vista Bancorp, Inc.
Phillipsburg, New Jersey

         We have audited the accompanying consolidated balance sheets of Vista Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Vista Bancorp, Inc. and Subsidiaries as of December 31, 1996 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

         As discussed in Note 1 to the financial statements, the Company changed its method of accounting for certain investments as of January 1, 1994, and changed its method of accounting for impaired loans as of January 1, 1995.

         Our audits were made for the purpose of forming an opinion on the basic consolidated financial statements taken as a whole. The consolidating information on page 46 is presented for purposes of additional analysis rather than to present financial position and results of operations of the individual companies. Accordingly, we do not express an opinion on the financial position and results of operations of the individual companies. However, the consolidating information on page 46 has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and, in our opinion, is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.



                                                       /s/ Rudolph, Palitz LLP
                                                       RUDOLPH, PALITZ LLP

January 31, 1997
Plymouth Meeting, Pennsylvania


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